Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 4 is filed by TD Javelin Capital Fund II, L.P., TD Lighthouse Capital Fund, L.P., TD II Regional Partners, Inc., Tullis-Dickerson Capital Focus II, L.P. and Tullis-Dickerson Partners II, L.L.C. The principal business address of each of the reporting entities is Two Greenwich Plaza, Fourth Floor, Greenwich, CT  06905. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Tullis-Dickerson Capital Focus II, L.P.

By:	Tullis-Dickerson Partners II, L.L.C., its general partner

By:	/s/ Timothy M. Buono
Timothy M. Buono, Partner

Tullis-Dickerson Partners II, L.L.C.

By:	/s/ Timothy M. Buono
Timothy M. Buono, Partner

TD Javelin Capital Fund II, L.P.

By:	TD II Regional Partners, Inc., its general partner

By:	/s/ Timothy M. Buono
Timothy M. Buono, Vice President

TD Lighthouse Capital Fund, L.P.

By:	TD II Regional Partners, Inc., its general partner

By:	/s/ Timothy M. Buono
Timothy M. Buono, Vice President

TD II Regional Partners, Inc.

By:	/s/ Timothy M. Buono
Timothy M. Buono, Vice President